Exhibit 99.1

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In re:	)
	)	Chapter 11
)
INTERNAP TECHNOLOGY SOLUTIONS INC.,	)	Case No. 20-22393 (RDD)
et al.	)
	)	Jointly Administered
Debtors.[1]	)
)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER (I) APPROVING DISCLOSURE STATEMENT, (II)
CONFIRMING FIRST AMENDED JOINT PREPACKAGED CHAPTER 11 PLAN OF INTERNAP CORPORATION AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION AND (III) GRANTING RELATED RELIEF

WHEREAS, on March 16, 2020, Internap Technology Solutions Inc. and its debtor affiliates in the above-captioned cases under chapter 11 of title 11 of the United States Code   (the “Bankruptcy Code”), as debtors and debtors in possession (collectively, the “Debtors”), proposed and filed the Joint Prepackaged Chapter 11 Plan of Internap Corporation and Its Affiliated Debtors and Debtors in Possession, dated as of March 15, 2020 [Docket No. 19] (the “Original Plan”), and filed the Disclosure Statement For Joint Prepackaged Chapter 11 Plan Of Internap Corporation and Its Affiliated Debtors And Debtors In Possession, dated as of March 15, 2020 [Docket No. 18] (the “Disclosure Statement”);

[1]
The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Internap Technology Solutions Inc. (8343); Internap Corporation (5721); Ubersmith, Inc. (7677); SingleHop, LLC (4340); Internap Connectivity LLC (7920); Hosting Intellect, LLC (8435); and DataGram, LLC (3170). The location of the Debtors’ service address for purposes of these Chapter 11 Cases is: 50 Main Street, Suite 1000, White Plains, New York 10606.

WHEREAS, on April 22, 2020, the Debtors proposed and filed the First Amended Joint Prepackaged Chapter 11 Plan of Internap Corporation and Its Affiliated Debtors and Debtors in Possession [Docket No. 122] (as supplemented and as otherwise amended in accordance with the terms thereof and this Order, the “Plan”),2 a copy of which is annexed hereto as Exhibit A;

WHEREAS, on March 19, 2020, after notice and hearing, this Court entered the Order (I)  Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (II)  Establishing a Plan and Disclosure Statement Objection Deadline, (III) Approving Solicitation Procedures and Combined Notice, (IV) Approving Equity Notice Procedures, (V) Approving Notice and Objection Procedures for the Assumption of Executory Contracts and Unexpired Leases, (VI) Directing That a Meeting of Creditors Not Be Convened, and (VII) Granting Related Relief [Docket No. 42] (the “Solicitation Procedures Order”), which, among other things, (i)   approved the solicitation and voting procedures related to the Disclosure Statement (the “Solicitation Procedures”), and (ii) scheduled a combined hearing on May 4, 2020 at 2:00 p.m. (Eastern Time) to consider approval of the Disclosure Statement and confirmation of the Plan (the “Combined Hearing”);

WHEREAS, the Debtors, through their solicitation and balloting agent, Prime Clerk LLC (“Prime Clerk”), duly caused the transmittal of the Disclosure Statement and the Plan and related solicitation materials, including forms of ballots (the “Ballots”) (collectively, the “Solicitation Materials”), to holders of Claims in accordance with the Solicitation Procedures Order, as described in the Affidavit of Service of Solicitation Materials, filed on March 24, 2020 [Docket No. 62] (the “Solicitation Affidavit”), as well as in the Declaration of Alex Orchowski of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Joint Prepackaged Chapter 11 Plan of Internap Corporation and its Affiliated Debtors and Debtors in Possession, filed on April 18, 2020 [Docket No. 116] (the “Voting Report”);

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

WHEREAS, on March 20, 2020, Prime Clerk served the Combined Notice on all parties in interest and served the Equity Holder Notice in accordance with the terms of the Scheduling Order, as set forth in the Affidavit of Service filed on March 27, 2020 [Docket No. 70] (the “Notice Affidavit”); and on March 24, 2020 Prime Clerk caused the Publication Notice to be published in USA Today, National Edition as set forth in the Affidavit of Publication, filed on March 27, 2020 [Docket No. 68] (the “Publication Affidavit”);

WHEREAS, due and proper notice of the Combined Hearing was given to holders of Claims and Interests and all other parties in interest in compliance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Bankruptcy Local Rules for the United States Bankruptcy Court for the Southern District of New York (the “Local Rules”), and the Solicitation Procedures Order, as established by the affidavits of service, mailing, and publication filed with this Court, including the Solicitation Affidavit, Notice Affidavit and the Publication Affidavit, and such notice being sufficient under the circumstances and no further notice being required;

WHEREAS, on April 21, 2020, the Debtors filed the Plan Supplement [Docket No. 120] (as may be further amended or supplemented, the “Plan Supplement”);

WHEREAS, on May 1, 2020, the Debtors filed the (i) Debtors’ Memorandum of Law in Support of an Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Debtors’ First Amended Joint Prepackaged Chapter 11 Plan, (ii) the Declaration of Michael T. Sicoli in Support of Confirmation of the Debtors’ First Amended Joint Prepackaged Chapter 11 Plan of Internap Corporation and Its Affiliated Debtors and Debtors in Possession (the “Confirmation Declaration”), (iii) the Declaration of Stephen Dubé in Support of an Order Approving the Debtors’ Disclosure Statement for and Confirming the Debtors First Amended Joint Prepackaged Chapter 11 Plan (the “Liquidation Analysis Declaration”), and (iv) the Declaration of Adam B. Keil in Support of an Order Approving the Debtors’ Disclosure Statement for and Confirming the Debtors First Amended Joint Prepackaged Chapter 11 Plan (the “Valuation Analysis Declaration”).

WHEREAS, on May 4, 2020, this Court held the Combined Hearing;

WHEREAS, this Court has fully considered the entire record of the Combined Hearing;

WHEREAS, this Court has heard the arguments and representations of counsel and considered the evidence presented, proffered, and adduced at the Combined Hearing;

WHEREAS, this Court is familiar with and has taken judicial notice of the entire record of these Chapter 11 Cases;

WHEREAS, any objections to confirmation of the Plan and assumption of executory contracts and unexpired leases have been settled, withdrawn, resolved, or overruled on the merits by this Court;

THEREFORE, based on the foregoing, and after due deliberation thereon and sufficient cause appearing therefor, this Court hereby FINDS, DETERMINES, and CONCLUDES as follows:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.          Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein and in the record of the Combined Hearing constitute this Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.            Jurisdiction, Venue, Core Proceeding. This Court has jurisdiction over these Chapter 11 Cases and exclusive jurisdiction over confirmation of the Plan pursuant to 28 U.S.C. §§ 157(a)-(b) 1334(b). Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b) that this Court may decide by a final order under the United States Constitution. The Debtors consent to the entry of a final order by the Court in accordance with the terms set forth herein to the extent that it is later determined that the Court, absent consent of the parties, cannot enter final orders or judgments consistent with Article III of the United States Constitution. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. The Debtors are eligible debtors under section 109 of the Bankruptcy Code. The Debtors are proper Chapter 11 plan proponents under section 1121(a) of the Bankruptcy Code.

C.            Chapter 11 Petitions. On March 16, 2020, each Debtor commenced with this Court a voluntary case under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). The Debtors are authorized to continue to operate their business and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Debtors’ Chapter 11 Cases pursuant to section 1104 of the Bankruptcy Code. The Debtors’ Chapter 11 Cases are being jointly administered pursuant to Bankruptcy Rule 1015(b).

D.           Judicial Notice. This Court takes judicial notice of the docket of the Debtors’ Chapter 11 Cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before this Court during the pendency of the Debtors’ Chapter 11 Cases. Any resolution of objections to the confirmation of the Plan explained on the record at the Combined Hearing is hereby incorporated by reference. All unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Plan, or confirmation of the Plan are overruled on the merits and denied in their entirety.

E.            Burden of Proof. Based on the record of the Debtors’ Chapter 11 Cases, each of the Debtors has met the burden of proving each element of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

F.             Adequacy of Disclosure Statement. The Disclosure Statement (i) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy laws, including the Securities Act, and (ii) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein.

G.            Solicitation. As described in and evidenced by the Solicitation Affidavit and the Voting Report, transmittal and service of the Solicitation Materials (collectively, the “Solicitation”) were timely, adequate, appropriate, and sufficient under the circumstances. The Solicitation (i) was conducted in good faith and (ii) complied with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Solicitation Procedures Order, and all other applicable non-bankruptcy rules, laws, and regulations applicable to the Solicitation.

H.           Notice. As evidenced by the Solicitation Affidavit, the Notice Affidavit, the Publication Affidavit, and the Voting Report, all parties required to be given notice of the Combined Hearing (including the deadline for filing and serving objections to confirmation of the Plan) have been given due, proper, adequate, timely, and sufficient notice of the Combined Hearing in accordance with the Solicitation Procedures Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable non-bankruptcy rules, laws, and regulations, and such parties have had an opportunity to appear and be heard with respect thereto. The modifications to the Plan filed through the Combined Hearing do not under Bankruptcy Rule 3019(a) require any additional solicitation or notice.

I.             Tabulation. As described in the Voting Report, the holders of Claims in Class 3 (Existing Loan Claims) are Impaired under the Plan and have voted to accept the Plan in the numbers and amounts required by section 1126 of the Bankruptcy Code. No Class that was entitled to vote on the Plan voted to reject the Plan. All procedures used to tabulate the Ballots were fair, reasonable, and conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Solicitation Procedures Order, and all other applicable non-bankruptcy rules, laws, and regulations.

J.             Plan Proposed in Good Faith. The Debtors have proposed the Plan (and all documents necessary to effectuate the Plan) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Debtors’ good faith is evident from the facts and record of the Debtors’ Chapter 11 Cases, the Disclosure Statement, the record of the Combined Hearing, and other proceedings held in the Debtors’ Chapter 11 Cases. The Plan and the Plan Documents (defined below) were proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and to effectuate a successful reorganization of the Debtors. The Plan (including all documents necessary to effectuate the Plan) was negotiated at arm’s length among the Debtors, the Ad Hoc Group, the Consenting Lenders, the DIP Facility Agent and the Existing Credit Facility Agent, and their respective advisors. Further, the Plan’s classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each integral to the Plan, supported by valuable consideration, and necessary for the Debtors’ successful reorganization. The Debtors, the Released Parties, and the Exculpated Parties have been and will be acting in good faith if they proceed to (i) consummate the Plan and the agreements, settlements, transactions, and transfers set forth therein and (ii) take any actions authorized and directed by this Order.

K.            Good Faith Solicitation. Based on the record before the Court in the Debtors’ Chapter 11 Cases, including evidence presented at the Combined Hearing, the Debtors, the Released Parties, and the Exculpated Parties (i) have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with the development of the Plan, all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, including, without limitation, the execution, delivery, entry into and performance of the Restructuring Support Agreement, the New Organizational Documents, any other Plan Documents (defined below), the extension of financing under the DIP Facility, consummation of the Restructuring Transactions, and appointment of the New Boards, and (ii) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the securities under the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII.E of the Plan.

 L.           Best  Interest of Creditors. The liquidation analysis provided in the Disclosure Statement, the Confirmation Declaration, Liquidation Analysis Declaration, and the other evidence presented, proffered, or adduced at the Combined Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that each holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

M.           Fair and Equitable; No Unfair Discrimination. The Plan does not “discriminate unfairly” and is “fair and equitable” with respect to Class 5 (Intercompany Claims), Class 6 (Intercompany Interests), Class 7 (Subordinated Claims) (which is an empty class), and Class 8 (Existing Equity Interests), because no Class senior to any rejecting Class is being paid more than in full and the Plan does not provide a recovery on account of any Claim or Interest that is junior to such rejecting Classes unless and until such deemed rejecting Classes are paid in full.

N.           Feasibility. The information in the Disclosure Statement, the Confirmation Declaration, the Valuation Declaration, and the evidence proffered or adduced at the Combined Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) together with the record of the Debtors’ Chapter 11 Cases and the evidence presented at the Combined Hearing, establish that the Plan is feasible, that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan as well as their business obligations in the ordinary course, that the incurrence of the obligations contemplated by the Plan will not result in the insolvency of the Debtors, and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

O.            Valuation. Based on the testimony presented, proffered, or adduced at the Combined Hearing, which this Court has determined to be credible, persuasive, and based on appropriate assumptions and valid analysis, this Court finds that the valuation implied by the Restructuring Transactions as set forth in the Disclosure State and the Valuation Analysis Declaration is the best measure of the Reorganized Debtors’ value given the facts and circumstances of the Debtors’ Chapter 11 Cases.

P.            Principal Purpose of Plan. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act, and no governmental entity has objected to the confirmation of the Plan on any such grounds. The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

Q.           Injunctions,   Releases, and Exculpation. The Bankruptcy Court has jurisdiction under sections 157(a)-(b) 1334(a) and (b) of title 28 of the United States Code and authority under section 105 of the Bankruptcy Code to approve the injunctions or stays, injunction against interference with the Plan, releases, and exculpation set forth in the Plan. As has been established based upon the record in the Chapter 11 Cases and the evidence presented at the Combined Hearing, such provisions (i) were given in exchange for good and valuable consideration, (ii) were integral to the agreements among the various parties in interest and are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, (iii) confer substantial benefits on the Debtors’ Estates, (iv) are fair, equitable, and reasonable, (v) are in the best interests of the Debtors, their Estates, and parties in interest, and (vi)  failure to implement the injunctions, exculpation, and releases would seriously jeopardize the Debtors’ ability to confirm and implement the Plan. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the injunctions, releases, and exculpation set forth in the Plan and implemented by this Order are fair, equitable, reasonable, and in the best interest of the Debtors, the Reorganized Debtors, and their Estates, creditors, and equity holders and supported by adequate consideration.

(i)   The releases granted by the Debtors and their Estates under Article VIII.D.1 of the Plan (the “Debtors’ Release”) represent a valid exercise of the Debtors’ business judgment in the light of the possible risks and rewards, costs and delay of pursuing the released claims. For the reasons set forth on the record of these Chapter 11 Cases and the evidence proffered or adduced at the Combined Hearing, such release is an integral and necessary part of the Plan and is fair, reasonable, and in the best interests of the Debtors, the Estates, and holders of Claims and Interests. The Debtors’ Release is (1) in exchange for the good and valuable consideration provided by the Released Parties, (2) a good faith settlement and compromise of the claims and Causes of Action released by the Debtors, the Reorganized Debtors, and the Estates, (3) given and made after due notice and opportunity for hearing, and (4) a bar to any of the Debtors, the Reorganized Debtors, or the Estates asserting any claim or Cause of Action released pursuant to the release described in Article VIII.D.1 of the Plan, except as otherwise set forth in the Plan.

(ii)  The releases contained in Article VIII.D.2 of the Plan (the “Third Party Release”) are appropriate. Creditors were duly informed of the Third Party Release. The release provisions contained in Article VIII.D.2 of the Plan are consensual under applicable law in that the releases therein are provided by (i) the Debtors, (ii) the Released Parties, (iii) the holders of all Claims who vote to accept the Plan, due notice of the effect of such vote having been provided, and (iv) holders of Existing Equity Interests who execute the Existing Equity Release in accordance with the Existing Equity Notice Materials.

(iii)  The Third Party Release is: (1) in exchange for good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the claims released by the Third Party Release; (3) in the best interests of the Debtors and all holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third Party Release, except as otherwise set forth in the Plan. The Third Party Release is an integral part of the Plan that is overwhelmingly supported by the sole voting class. The Third Party Release facilitated participation in both the Debtors’ Plan and the chapter 11 process generally. The Third Party Release is instrumental to the Plan and was critical in incentivizing the parties to support the Plan. The Third Party Release was a core negotiation point in connection with the Restructuring Support Agreement and instrumental in developing a Plan that maximized value for all of the Debtors’ stakeholders. The Third Party Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. Parties-in-interest have had a full opportunity to object to the Third Party Release, which, as found in the preceding paragraph, consensual. As such, the Third Party Release appropriately offers certain protections to parties that constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan and the Restructuring Transactions.

(vi)  The exculpations granted under the Plan are reasonable in scope, pertain to matters which this Court has approved after notice and a hearing, and do not relieve any party of liability for an act or omission to the extent such act or omission is a criminal act or constitutes intentional fraud or willful misconduct.

(v) The record of the Combined Hearing and the Chapter 11 Cases is sufficient to support the injunctions, releases, and exculpation provided for in the Plan. Accordingly, based upon the record of the Chapter 11 Cases, the representations of the parties, and/or the evidence proffered, adduced, and/or presented at the Combined Hearing, the injunctions, exculpation, and releases set forth in Article VIII of the Plan are consistent with the Bankruptcy Code and applicable law and are approved.

ORDER

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

1.             Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by this Court at the Combined Hearing in relation to confirmation of the Plan are hereby incorporated into this Order. To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.

2.            Final Approval of Disclosure Statement. The Disclosure Statement is approved on a final basis as having adequate information as contemplated by section 1125(a)(1) of the Bankruptcy Code.

3.            Notice of the Combined Hearing and Solicitation. Notice of the Combined Hearing and Solicitation complied with the Solicitation Procedures Order, was appropriate and satisfactory based upon the circumstances of the Debtors’ Chapter 11 Cases, and was in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

4.             Confirmation of Plan. The Plan and each of its provisions are confirmed pursuant to section 1129 of the Bankruptcy Code. The documents contained in or contemplated by the Plan, including the Plan Supplement (collectively, the “Plan Documents”), are hereby authorized and approved. The terms of the Plan, the Plan Supplement, and the Plan Documents are incorporated herein by reference and are an integral part of this Order. The terms of the Plan, the Plan Supplement, the Plan Documents, all exhibits thereto, and all other relevant and necessary documents shall be effective and binding as of the Effective Date. Subject to the terms of Article X.A. of the Plan in all respects and Bankruptcy Rule 3019(b), the Debtors reserve the right to alter, amend, update, or modify the Plan Documents prior to the Effective Date. The failure to specifically include or refer to any particular article, section, or provision of the Plan or the Plan Documents in this Order shall not diminish or impair the effectiveness or enforceability of such article, section, or provision nor constitute a waiver thereof, it being the intent of this Court that the Plan is confirmed in its entirety (including, without limitation, the Plan Supplement and the Plan Documents) and incorporated herein by this reference.

5.            Objections. To the extent that any objections (including any reservations of rights contained therein) to confirmation of the Plan, assumption of executory contracts and unexpired leases, or other responses or reservations of rights with respect thereto have not been withdrawn prior to entry of this Order, such objections and responses are overruled on the merits and denied.

6.            No Action. Pursuant to the appropriate provisions of the General Corporation Law of the State of Delaware, other applicable non-bankruptcy law, and section 1142(b) of the Bankruptcy Code, no action of the respective directors or stockholders of the Debtors shall be required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan nor any contract, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan.

7.            Governmental Approvals Not Required. This Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation and consummation of the Plan and the Plan Documents and any other acts that may be necessary or appropriate for the implementation or consummation of the Plan or the Plan Documents.

8.            Implementation of the Plan. After the Confirmation Date, the Debtors and the Reorganized Debtors, as applicable, and the appropriate officers, representatives, and members of the boards of directors thereof are hereby authorized to issue, execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements, including those contained in the Plan Documents, and take such other actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, including the Restructuring Transactions and all such other actions delineated in Article V of the Plan or otherwise contemplated by the Plan, including the conversion, merger, or dissolution of any Debtor and the deemed contributions of Claims and Interests as set forth in the Description of Restructuring Transactions, without the need for any further approvals, authorization, or consents, except for those expressly required pursuant to the Plan.

9.            Restructuring Transactions. On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, are hereby authorized to take all actions consistent with this Order and the Plan as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with the Plan. Notwithstanding anything to the contrary in any assumed Executory Contract or Unexpired Lease, as of the Effective Date, the Restructuring Transactions shall be permitted to occur without any additional notice, consent or other action or consequence under any of the assumed Executory Contracts or Unexpired Leases. This provision shall in no event be deemed a finding that either notice or consent is required under any Executory Contract or Unexpired Lease, or that any rights or obligations would be triggered by the Restructuring Transactions.

10.           Approval of the New Organizational Documents. The New Organizational Documents, including, without limitation, the operating agreement of Reorganized INAP (the “Operating Agreement”), are hereby approved. The conversion of Reorganized INAP from a corporation to a limited liability company is hereby approved. The Debtors and the Reorganized Debtors, as applicable, are hereby authorized, without further approval of the Bankruptcy Court or any other party, to execute and deliver all agreements, documents, instruments, and certificates relating to the New Organizational Documents and to take such other actions as reasonably deemed necessary to perform their obligations thereunder. The Operating Agreement shall be effective on the Effective Date of the Plan, operative and binding on, and enforceable against, Reorganized INAP and on all holders of New Common Equity and New Common Equity Warrants of Reorganized INAP, whether or not such holder executes the Operating Agreement.

11.          New Term Loan Facility Credit Agreement.

a.          On the Effective Date, the Reorganized Debtors are authorized to and shall enter into the New Term Loan Facility Credit Agreement and all other documents, notes, agreements, guaranties, and other collateral documents contemplated thereby. The New Term Loan Facility Credit Agreement shall constitute legal, valid, binding, and authorized joint and several obligations of the Reorganized Debtors enforceable in accordance with its terms and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable law, the Plan, or this Order. On the Effective Date, all Liens and security interests granted pursuant to or in connection with the New Term Loan Facility Credit Agreement (x) shall be valid, binding, perfected, enforceable Liens and security interests in substantially all assets of the applicable Reorganized Debtors pursuant to the Plan and the New Term Loan Facility Credit Agreement and the collateral documents executed and delivered in connection therewith, junior in priority to the Priority Exit Facility, and (y) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under any applicable law, the Plan, or this Order.

b.          The New Term Loan Facility Agent is authorized to file, with the appropriate authorities, financing statements, amendments thereto, or assignments thereof and other documents, including mortgages or amendments or assignments thereof in order to evidence the first priority Liens, pledges, mortgages, and security interests granted in connection with the New Term Loan Facility Credit Agreement. The guaranties, mortgages, pledges, Liens, and other security interests granted in connection with the New Term Loan Facility Credit Agreement are granted in good faith as an inducement to the New Term Loan Facility Lenders to extend credit thereunder, shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such Liens, mortgages, pledges, and security interests shall be as set forth in the Plan and the New Term Loan Facility Credit Agreement and the collateral documents executed and delivered in connection therewith.

12.          Priority Exit Facility Credit Agreement.

a.         On the Effective Date, the Reorganized Debtors are authorized to and shall enter into the Priority Exit Facility Credit Agreement and all other documents, notes, agreements, guaranties, and other collateral documents contemplated thereby. The Priority Exit Facility Credit Agreement shall constitute legal, valid, binding, and authorized joint and several obligations of the Reorganized Debtors enforceable in accordance with its terms and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable law, the Plan, or this Order. On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the Priority Exit Facility Credit Agreement (x) shall be valid, binding, perfected, enforceable first priority Liens and security interests in substantially all of the assets of the applicable Reorganized Debtors pursuant to the Plan and the Priority Exit Facility Credit Agreement and the collateral documents executed and delivered in connection therewith, senior in priority to the New Term Loan Facility, and (y) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under any applicable law, the Plan, or this Order.

b.        The Priority Exit Facility Agent is authorized to file, with the appropriate authorities, financing statements, amendments thereto, or assignments thereof and other documents, including mortgages or amendments or assignments thereof in order to evidence the first priority Liens, pledges, mortgages, and security interests granted in connection with the Priority Exit Facility Credit Agreement. The guaranties, mortgages, pledges, Liens, and other security interests granted in connection with the Priority Facility Credit Agreement are granted in good faith as an inducement to the Priority Exit Facility Lenders to extend credit thereunder, shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such Liens, mortgages, pledges, and security interests shall be as set forth in the Plan and the Priority Exit Facility Credit Agreement and the collateral documents executed and delivered in connection therewith.

13.          Plan Distributions. The Debtors are authorized to make all Plan distributions pursuant to the terms of the Plan and to pay any other applicable fees and expenses approved by this Order or any other order of this Court.

14.          Authorization and Issuance of Plan Securities. The Debtors or Reorganized Debtors, as applicable, are authorized to issue all Plan-related securities, including the New Common Equity and the New Common Equity Warrants.

15.          Exemption from Securities Laws. The issuance and distribution under the Plan of (i) the New Common Equity and (ii) the New Common Equity Warrants shall be exempt, without further act or actions by any Entity, from registration under the Securities Act and any other applicable securities laws to the fullest extent permitted by section 1145 of the Bankruptcy Code. Subject to the transfer provisions, if any, and other applicable provisions set forth in the Shareholder Agreement, the New Organizational Documents and the New Common Equity Warrant Agreement, the New Common Equity and the New Common Equity Warrants may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, except to the extent held by a Person who, at the time of sale, is an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or was such an affiliate during the 90 days immediately before the sale. Subject to the transfer provisions, if any, and other applicable provisions set forth in the Shareholder Agreement, the New Organizational Documents and the New Common Equity Warrant Agreement, the New Common Equity and the New Common Equity Warrants are authorized to be resold without registration under state securities laws.

16.          Cancellation of Existing Securities and Agreements. Except as provided under the Plan, this Order or for the purpose of evidencing a right to and allowing holders of Claims to receive a distribution under the Plan, and except as otherwise set forth in the Plan, or in the Plan Supplement, the Plan Documents, or any related agreement, instrument, or document, on the Effective Date, all agreements, instruments, notes, certificates, indentures, mortgages, security documents, and other instruments or documents evidencing or creating any prepetition Claim or Interest and any rights of any holder in respect thereof shall be deemed cancelled and of no force or effect and the Debtors shall not have any continuing obligations thereunder.

17.          9019 Plan Settlement. The Plan is dependent upon and incorporates the terms of compromises embodied in the Global Settlement, which was negotiated in good faith and at arm’s length and is an essential element of the Plan. The Global Settlement is fair, equitable, reasonable, and in the best interests of the Debtors, the Debtors’ Estates, the holders of Claims and Interests, and all other parties in interest, and satisfies the standards for approval under Bankruptcy Rule 9019 and sections 363 and 1123(b)(3) of the Bankruptcy Code.

18.          Executory Contracts and Unexpired Leases.

a.         Assumption and Rejection. Pursuant to Article VI of the Plan, as of and subject to the occurrence of the Effective Date and the payment of any applicable cure amount in accordance with Article VI.B of the Plan, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed assumed (or amended and assumed, as applicable) by the applicable Debtor counterparty in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, unless such contract or lease (a) was previously assumed or rejected; (b) previously expired or terminated pursuant to its own terms; (c) is the subject of a motion to reject, assume or assume and assign that is (i) filed on or before the Confirmation Date or (ii) otherwise filed so as to be decided upon notice and a hearing prior to the Effective Date; or (d) is designated specifically as an Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any Final Order of this Court authorizing and providing for its assumption, or applicable law.

b.        Subject to (i) satisfaction of the conditions set forth in Article VI.B of the Plan, and (ii) the occurrence of the Effective Date, entry of this Order shall constitute approval of the assumptions or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code and a determination by the Bankruptcy Court that the Reorganized Debtors have provided adequate assurance of future performance under such assumed executory contracts and unexpired leases. Each executory contract and unexpired lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any Final Order of this Court authorizing and providing for its assumption, or applicable law.

c.        Notwithstanding anything to the contrary in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, nothing in the Plan shall release, discharge, extinguish or impair any Lien, security interest, or pledge or any contractual right or remedy granted in favor of the counterparty under any Executory Contract or Unexpired Lease deemed assumed (or amended and assumed, as applicable) pursuant to Article VI.A of the Plan.

d.         In the event that the rejection of an Executory Contract or Unexpired Lease by any of the Debtors under paragraph 18.a hereof results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors or their respective properties or interests in property as agents, successors, or assigns, unless filed on or before thirty (30) days after the Confirmation Date. Any such Claims, to the extent Allowed, shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

e.        Notwithstanding Article VI.A. of the Plan and Paragraph 18(a) of this Order, the Compensation Agreements shall be neither assumed nor rejected. Rather, the Compensation Agreements and the Debtors’ benefits and obligations thereunder shall be deemed to “ride through” the Chapter 11 Cases unaffected by the Chapter 11 Cases (including by the provisions of Article VIII of the Plan) and shall remain as benefits and obligations of the Reorganized Debtors after the Effective Date. Until after the Effective Date, the Debtors and Reorganized Debtors shall make no payments on account of, nor be liable for, any severance, bonus or special incentive payments under the Compensation Agreements. All other employment, confidentiality, and non-competition agreements, offer letters, vacation, holiday pay, retirement, supplemental retirement, indemnity, executive retirement, pension, deferred compensation, medical, dental, vision, life and disability insurance, flexible spending account, and other health and welfare benefit plans, programs, agreements and arrangements, and all other wage, compensation, employee expense reimbursement, and other benefit obligations are deemed to be, and shall be treated as, Executory Contracts under the Plan and, on the Effective Date, shall be deemed assumed pursuant to sections 365 and 1123 of the Bankruptcy Code.

19.           Transfer Taxes. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; (d) the effectuation of the Restructuring Transactions, or (e) the making, delivery, or recording of any deed or other instrument of transfer under the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any U.S. federal, state or local document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate U.S. state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

20.          Preservation of Causes of Action. Except as expressly released under the Plan or this Order, in accordance with section 1123(b) of the Bankruptcy Code, all Causes of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, whether arising before or after the Petition Date, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any specific Cause of Action as any indication that the Debtors or Reorganized Debtors will not pursue any and all available Causes of Action. The Debtors and Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to any Cause of Action upon, after, or as a consequence of the Confirmation or the occurrence of the Effective Date.

21.          Conditions  Precedent  to Effective Date. The Plan shall not become effective unless and until all conditions set forth in Article IX.A of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan.

22.          Injunctions, Releases, and Exculpation. As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan, the injunctions, releases, and exculpation provisions embodied in the Plan (including, without limitation, the provisions set forth in Article VIII.D-F that are reproduced below) are hereby approved and shall be effective and binding on all Persons, to the extent provided in the Plan, without further order or action by this Court.

a.
Releases by the Debtors. Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, to the maximum extent permitted by applicable law, the applicable Debtors and the Estates are deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived, and discharged each Released Party from, and covenanted not to sue on account of, any and all claims, interests, obligations (contractual or otherwise), rights, suits, damages, Causes of Action (including Avoidance Actions), remedies, and liabilities whatsoever, including any derivative claims assertable by or on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, fixed or contingent, matured or unmatured, disputed or undisputed, liquidated or unliquidated, existing or hereafter arising, in law, equity, or otherwise, that the Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity (including any Debtor), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the DIP Facility Claims, the Existing Revolving Loan Claims, the Existing Term Loan Claims, the issuance, distribution, purchase, sale, or rescission of the purchase or sale of any security of the Debtors or Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation, consummation, or dissemination of: (i) the Plan (including, for the avoidance of doubt, the Plan Supplement), (ii) the Working Capital Exit Facility; (iii) the Priority Exit Facility; (iv) the New Term Loan Facility, (v) the Disclosure Statement, (vi) the Restructuring Support Agreement, (vii) the DIP Loan Documents, or (viii) related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined by a Final Order of a court of competent jurisdiction to have constituted willful misconduct, fraud, or gross negligence. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan or the New Credit Facility Documents.

b.
Releases by Holders of Claims or Interests. Except as otherwise expressly provided in the Plan, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, to the maximum extent permitted by applicable law, each Releasing Party shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived and discharged the Released Parties from, and covenanted not to sue on account of, any and all claims, interests, obligations (contractual or otherwise), rights, suits, damages, Causes of Action (including Avoidance Actions), remedies, and liabilities whatsoever, including any derivative claims assertable by or on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, fixed or contingent, matured or unmatured, disputed or undisputed, liquidated or unliquidated, existing or hereafter arising, in law, equity or otherwise, that such Releasing Party would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity (including any Debtor), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the DIP Facility Claims, the Existing Revolving Loan Claims, the Existing Term Loan Claims, the issuance, distribution, purchase, sale, or rescission of the purchase or sale of any security of the Debtors or Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation, consummation, or dissemination of: (i) the Plan (including, for the avoidance of doubt, the Plan Supplement), (ii) the Working Capital Exit Facility, (iii) the Priority Exit Facility, (iv) the New Term Loan Facility, (v) the Disclosure Statement, (vi) the Restructuring Support Agreement, (vii) the DIP Loan Documents, or (viii) related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined by a Final Order of a court of competent jurisdiction to have constituted willful misconduct, fraud, or gross negligence. For the avoidance of doubt, the releases described in Article VIII.D.2 of the Plan do not release any Claims or Interests under Classes 1, 2, 4, 5 (to the extent Unimpaired) or 6 (to the extent Unimpaired). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan or the New Credit Facility Documents.

c.
Exculpation. To the fullest extent permitted by applicable law (including 11 U.S.C. § 1125(e)), no Exculpated Party shall have or incur, and each Exculpated Party shall be released and exculpated from, any claim or Cause of Action in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the DIP Facility, the Working Capital Exit Facility, the Priority Exit Facility, the New Term Loan Facility, the Management Incentive Plan, the Disclosure Statement, the Restructuring Supporting Agreement, the Restructuring Transactions, and the Plan, or the solicitation of votes for, or confirmation of, the Plan; the funding of the Plan; the occurrence of the Effective Date; the administration of the Plan or the property to be distributed under the Plan; the issuance or distribution of securities under or in connection with the Plan; the issuance, distribution, purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors under or in connection with the Plan; or the transactions in furtherance of any of the foregoing; other than claims or Causes of Action arising out of or related to any act or omission of an Exculpated Party that is a criminal act or constitutes intentional fraud or willful misconduct as determined by a Final Order, but in all respects such Persons shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of securities pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan, including the issuance of securities thereunder. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not exculpate any post-Effective Date obligations of any party or Entity under the Plan or the New Credit Facility Documents.

Notwithstanding the foregoing, solely with respect to Exculpated Parties that are not Fiduciary Exculpated Parties, Article VIII.E. of the Plan will bind only Entities that are Releasing Parties. For the avoidance of doubt, this paragraph is not intended to, and shall not, impair or otherwise limit (i) any exculpation rights of any Persons that are provided for under any agreements to which such Persons are parties or beneficiaries or (ii) Article VIII.E. of the Plan or any other exculpation rights (including under 11 U.S.C. § 1125(e)) as applied to Fiduciary Exculpated Parties.

d.
Injunction. This Order shall permanently enjoin the commencement or prosecution by any person or entity, whether directly, derivatively, or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released pursuant to the Plan, including the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities released or exculpated in the Plan or this Order.

23.          Quarterly Fees. All Quarterly Fees due and payable prior to the Effective Date shall be paid by the Debtors or the Reorganized Debtors in cash. On and after the Effective Date, Quarterly Fees shall be paid by the Reorganized Debtors until entry of a final decree concluding or closing the Chapter 11 Cases or an order of dismissal or conversion. In no event shall the Professional Fees be paid out of the Professional Fees Escrow Account if Quarterly Fees then due and payable have not been paid. The Reorganized Debtors shall comply with the reporting requirements of the U.S. Trustee until the entry of a final decree concluding or closing the Chapter 11 Cases for each of the Reorganized Debtors.

24.          Provisions Regarding Sureties. Notwithstanding anything in the Plan or this Order to the contrary, on the Effective Date: (i) any current surety bonds issued by a surety provider (each, a “Surety,” and collectively, the “Sureties”) naming any of the Debtors as principal, (each surety bond, a “Surety Bond,” and collectively, the “Surety Bonds”), and any related indemnification and/or collateral agreements entered into by any Debtor (collectively, the “Surety Indemnity Agreements”) will be treated as Executory Contracts that have been assumed by the Reorganized Debtors under the Plan and will survive and remain unaffected by entry of this Order; provided, that for avoidance of doubt, this Order does not constitute a finding as to whether any of the Surety Bonds or Surety Indemnity Agreements are “executory contracts” within the meaning of section 365 of the Bankruptcy Code; (ii) any bonded obligation under any Surety Bond shall be unimpaired and a continuing obligation of the Reorganized Debtors; and (iii) any collateral of any Surety shall remain in place to secure the obligations of any of such Surety’s indemnitors regardless of when the obligations arise. Upon the Effective Date, all amounts due and owing pursuant to the Surety Bonds and Surety Indemnity Agreements, if any, shall be satisfied in full, and any proofs of claim, if any, filed by a Surety on account of or in respect of any Surety Bond or Surety Indemnity Agreement, or otherwise covered by this paragraph, shall be deemed withdrawn automatically and without further notice to or action by the Bankruptcy Court and shall be expunged from the claims register. Nothing in this paragraph shall be deemed to waive any of the Debtors’ or the Reorganized Debtors’ rights or defenses with respect to any Claims asserted by any Surety, nor shall this paragraph be deemed to modify the respective rights and obligations of the Sureties, Debtors, or Reorganized Debtors, as applicable, under the Surety Bonds, the Surety Indemnity Agreements, or any related collateral agreements.

25.           Nothing in the Plan or this Order, including any release or injunction provisions therein, shall be deemed to bar, impair, alter, diminish, or enlarge any of the rights or claims of the Sureties against any non-Debtor contractual or common law indemnitors to the Sureties, and, for avoidance of doubt, Arch Insurance Company shall not be a Releasing Party under the Plan.

26.          Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions, including the Restructuring Transactions, contemplated by the Plan and this Order.

27.          Reversal/Stay/Modification/Vacatur of Order. Except as otherwise provided in this Order, if any or all of the provisions of this Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or Lien incurred or undertaken by the Debtors, the Reorganized Debtors, or any other party authorized or required to take action to implement the Plan, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur. Notwithstanding any such reversal, stay, modification, or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Order, the Plan, the Plan Documents, or any amendments or modifications to the foregoing.

28.          Provisions of Plan and Order Nonseverable and Mutually Dependent. The provisions of the Plan and this Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

29.          Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Order for any other purpose.

30.          Reservation of Rights in Favor of Governmental Units. Notwithstanding any provision in the Plan, this Order or other Plan Documents:

a.          Nothing discharges or releases the Debtors, the Reorganized Debtors, or any non-debtor from any right, claim, liability or cause of action of any Governmental Unit (as defined in section 101(27) of the Bankruptcy Code), or impairs the ability of any Governmental Unit to pursue any claim, liability, right, defense, or cause of action against any Debtor, Reorganized Debtor or non-debtor. Contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests of or with any Governmental Unit shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtors’ bankruptcy cases were never filed and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law. All claims, rights, causes of action, or defenses of any Governmental Unit, and any liabilities to any Governmental Unit, shall survive the Chapter 11 Cases as if they had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, defenses, claims, liabilities, or causes of action would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, that nothing in the Plan or this Confirmation Order shall alter any legal or equitable rights or defenses of the Debtors or the Reorganized Debtors under non-bankruptcy law with respect to any such claim, liability, or cause of action. Without limiting the foregoing, for the avoidance of doubt: (i) no Governmental Unit shall be required to file any proofs of claim or administrative expense claims in the Chapter 11 Cases for any right, claim, liability, defense, or cause of action; (ii) nothing shall affect or impair the exercise of any Governmental Unit’s police and regulatory powers against the Debtors, the Reorganized Debtors or any non-debtor; (iii) nothing shall be interpreted to set cure amounts or to require any Governmental Unit to novate or otherwise consent to the transfer of any federal or state contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests; (iv) nothing shall affect or impair any Governmental Unit’s rights and defenses of setoff and recoupment, or ability to assert setoff or recoupment against the Debtors or the Reorganized Debtors and such rights and defenses are expressly preserved; (v) nothing shall constitute an approval or consent by any Governmental Unit without compliance with all applicable legal requirements and approvals under non-bankruptcy law, (vi) nothing shall relieve any party from compliance with all licenses and permits in accordance with non-bankruptcy law.

b.          No provision in the Plan, this Order or other related Plan Documents relieves the Debtor or the Reorganized Debtors from their obligations to comply with the Communications Act of 1934, as amended, and the rules, regulations and orders promulgated thereunder by the Federal Communications Commission (“FCC”). No transfer of any FCC license or authorization held by the Debtors, or transfer of control of a Debtor that is an FCC licensee, or transfer of control of a FCC licensee controlled by the Debtors shall take place prior to the issuance of FCC regulatory approval for such transfer pursuant to applicable FCC regulations. The FCC’s rights and powers to take any action pursuant to its regulatory authority including, but not limited to, imposing any regulatory conditions on any of the above described transfers, are fully preserved, and nothing herein shall proscribe or constrain the FCC’s exercise of such power or authority.

31.          Ipso Facto and Similar Provisions Ineffective. Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Entity based on (i) the insolvency or financial condition of a Debtor, (ii) the commencement of the Chapter 11 Cases, (iii) the confirmation or consummation of this Plan, including any change of control that shall occur as a result of such consummation, or (iv) the Restructuring Transactions.

32.          Reimbursement of Restructuring Expenses. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) without the requirement to file a fee application with the Bankruptcy Court and without any requirement for review or approval by the Bankruptcy Court or any other party. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least two (2) Business Days before the anticipated Effective Date; provided, that such estimate shall not be considered an admission or limitation with respect to such Restructuring Expenses. In addition, the Debtors and Reorganized Debtors (as applicable) shall continue to pay Restructuring Expenses after the Effective Date when due in payable in the ordinary course related to implementation, consummation and defense of the Plan, whether incurred before, on or after the Effective Date.

33.          Certain DIP Obligations. Prior to or on the Effective Date, to the extent not previously paid, all DIP Term Loan Obligations (as defined in the Final DIP Order) other than outstanding principal amounts will be paid in full in Cash. On the Effective Date, the $75 million aggregate principal amount of DIP Obligations shall be converted, on a dollar-for-dollar basis, to loans or commitments (as applicable) under the Priority Exit Facility as provided in Article II.D of the Plan.

34.          Digital Realty—Assumed Leases. Notwithstanding any release, discharge, or similar provision in the Plan, this Order, or the Bankruptcy Code, at the conclusion of the term of each lease or executory contract being assumed by the Debtors in which Digital Realty Trust, L.P. and certain of its affiliates is a counterparty (“Digital Realty” and each such lease, a “Digital Realty Lease”), the Debtors will continue to be obligated to redeliver possession of each of the leased premises under each Digital Realty Lease (“Digital Realty Leased Premises”) to Digital Realty according to the terms of such lease and in the condition prescribed by such lease and applicable non-bankruptcy law. The Debtors’ obligation to redeliver each Digital Realty Leased Premises in such condition shall not be discharged and shall survive both (i) the assumption of each Digital Realty Lease and (ii) confirmation of the Plan, even if any damages to the Digital Realty Leased Premises had occurred prior to the Effective Date.

35.          Dallas County and Houston County, TX. Dallas County and Harris County shall retain their respective statutory liens against the Debtors’ property securing any pre-petition ad valorem tax debts of the Debtors until such taxes are paid in full.

36.          Certain Existing Letter of Credit. As of the date of the entry of this Order, the Debtors dispute any Claim that may be asserted by the Existing Revolving Loan Lenders or the Existing Credit Facility Agent for reimbursement, repayment or subrogation of that certain Existing Letter of Credit issued to BBK Coke Data Center, LLC and presented on or about April 13, 2020. No distributions shall occur with respect to such Claim under the Plan until and unless it becomes Allowed. For the avoidance of doubt, nothing in this Order shall be construed as a determination that any such Claim is either disallowed or may not otherwise become an Allowed Claim under the Plan. The rights of all parties (including the Existing Revolving Loan Lenders and the Existing Credit Facility Agent) in respect of any such Claim are expressly preserved.

37.          Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable or to the extent that a Plan Document provides otherwise, the rights, duties, and obligations arising under the Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof (other than section 5-1401 and section 5-1402 of the New York General Obligations Law).

38.          Applicable Non-Bankruptcy Law. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Order, the Plan, the Plan Documents, and any other related documents or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

39. Notice of Entry of Order and Effective Date. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Effective Date, the Debtors shall serve notice of the entry of this Order and occurrence of the Effective Date, substantially in the form annexed hereto as Exhibit B, on all parties who hold a Claim or Interest in these cases, the U.S. Trustee, and any other parties in interest. Such notice is hereby approved in all respects and shall be deemed good and sufficient notice of entry of this Order and the occurrence of the Effective Date.

40.          Final Order. This Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

41.          Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

42.          Waiver of Stay. The requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of 14 days after entry of the order are hereby waived. This Order shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062 or otherwise.

43.          Inconsistency. To the extent of any inconsistency between this Order and the Plan, this Order shall govern.

44.          Post-Confirmation Reports and Request to Close Cases. The Debtors shall file a report every six months after the entry of this Order setting forth their progress in performing the Plan. Promptly after the Chapter 11 Cases, or any of them, are fully administered for purposes of section 350(a) of the Bankruptcy Code, the Debtors shall file a Closing Report and a request to close the Chapter 11 Case(s).

Dated:	May 5, 2020
White Plains, New York

/s/Robert D. Drain
THE HONORABLE ROBERT D. DRAIN UNITED STATES BANKRUPTCY JUDGE